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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                            VICORP RESTAURANTS, INC.

                                    ARTICLE I
                                     OFFICES

      1. Business Offices. The principal office of the Corporation shall be located in Denver, Colorado. The Corporation may have such other offices, either within or outside the State of Colorado, as the Board of Directors may from time to time establish. The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

      1. Annual Shareholders' Meeting. The annual shareholders' meeting shall be held on the 15th day of March in each year, or on such other day as may be reasonably fixed by the Board of Directors (or by the President in the absence of the Board of Directors); provided, however, that the first annual meeting must be held on a date that is within six months after the close of the first fiscal year of the Corporation, and each successive annual meeting shall be held on a date that is within the earlier of six months after the close of the :last fiscal year or fifteen months after the .last annual meeting. If the day so fixed for such annual meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day. The purpose of the annual meeting shall be for the electing of directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the ..shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient. Annual meetings shall be held at the principal office of the corporation or at such other place as the Board of Directors or President may determine.

      2. Special Shareholders' Meeting. A special shareholders' meeting for any purpose or purposes, may be called by the Board of Directors or the President. The Corporation shall also hold a special shareholders' meeting in the event it receives, in the manner specified in Article XI, one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors or President may determine.

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      3.    Record Date for Determination of Shareholders.

            (a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

            (b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

            (c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment. of the meeting unless the Board of Directors fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than one hundred and twenty days after, the date fixed for the original meeting.

            d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

            (e) The record date for determining shareholders entitled to take action without a meeting pursuant to Article II, Sections 10 and 11 is the date a writing upon the action taken is first received by the Corporation.

      4.    Voting List.

            (a) After a record date is fixed for a shareholders'. meeting, the Secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

            (b) The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

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            (c) The Secretary shall make the shareholders' list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

      5.    Notice to Shareholders.

            (a) The Secretary shall give notice to shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the Articles of Incorporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the Secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

            (b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an Amendment to the Articles of Incorporation, a Restatement of the Articles of Incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

            (c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called.

            (d) Notice of a shareholders' meeting shall be in writing and shall be given:

                  (1) by deposit in the United States mail, properly addressed to each shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

                  (2) by telegraph, teletype, electronically transmitted
            facsimile, electronic mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

            (e) If an annual or special shareholders' meeting is adjourned to a different date, tithe, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Article II, Section 3(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

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            (f) If three successive notices are given by the Corporation, whether with respect to a shareholders' meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

      6. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the President or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Article 11, Section 3(c), notice of the adjourned meeting shall be given pursuant to Article II, Section 5 to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

      7. Voting Entitlement of Shares. Except as otherwise stated in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.

      8.    Proxies; Acceptance of Votes and Consents.

            (a) A shareholder may vote either in person or by proxy.

            (b) An appointment of a proxy is not effective upon the Corporation until the appointment is received by the Corporation. - An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

            (c) The Corporation may accept or reject any appointment of a proxy, revocation of. appointment of a proxy; vote, consent, waiver, or ether writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

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      9.    Waiver of Notice.

            (a) A shareholder may waive any notice required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

            (b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      10. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this Section shall be effective when the Corporation has received writings that describe .and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this Section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke Such consent by a writing signed by the shareholder describing o the action, and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

      11. Meetings by Telecommunications. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of ( communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III
                                    DIRECTORS

      1. Authority of the Board of Directors. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

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      2.    Number. The number of directors shall be at least 3. and not more than 9. Within that range, the number of directors shall be as stated by resolution adopted by the shareholders from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      3. Qualification. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

      4. Election. The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

      5. Term. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and shall qualify.

      6. Resignation. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the Secretary) to the Secretary. The resignation shall be effective when it is received by the other director or Secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

      7. Removal. Any director may be removed by the shareholders, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal [but may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal].

      8.    Vacancies.

            (a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                  (1) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or

                  (2) The Board of Directors may fill the vacancy; or

                  (3) If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

            (b) Notwithstanding Article III, Section 8(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only

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      the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

            (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Article III, Section 6 or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      9. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

      10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the Board of Directors called by them.

      11. Notice of Special Meeting. Notice or a special meeting shall be given to every director at least twenty four hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five clays after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

      12. Quorum. Except as provided in Article IIi, Section 8, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law. 13. Waiver of Notice.

            (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by
      Article III, Section 13(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

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            (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or - defective notice and does not thereafter vote for or assent to action taken at the meeting.

      14. Attendance by Telephone. One or more directors may participate in a regular or special meeting by, or conduct the . meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      15. Deemed Assent to Action. A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

            (a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

            (b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

            (c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting. before adjournment of the meeting or by the Secretary (or, if the director is the Secretary, by another director) promptly after adjournment of the meeting.

      The right of dissent or abstention pursuant to this Article III, Section 15 as to a specific action is not available to a director who votes in favor of the action taken.

      16. Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to such action in writing. Action shall be deemed to have been so taken by the Board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the Secretary or any other person authorized by the Bylaws or the Board of Directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

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                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

      1.    Committees of the Board of Directors.

            (a) Subject to the provisions of Section 7-108-206 of the Colorado Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the Board.

            (b) The provisions of these Bylaws governing meetings, actions without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

            (c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the Board, each committee shall exercise the authority of the Board of Directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

                  (1) Authorize distributions;

                  (2) Approve or propose to shareholders action that the
            Colorado Business Corporation Act requires to be approved by shareholders;

                  (3) Fill vacancies on the Board of Directors or on any of its committees;

                  (4) Amend the Articles of Incorporation pursuant to Section
            7-110-102 of the Colorado Business Corporation Act;

                  (5) Adopt, amend, or repeal Bylaws;

                  (6) Approve a plan of merger not requiring shareholder
            approval;

                  7) Authorize or approve reacquisition of shares, except
            according to a formula or method prescribed by the Board of Directors; or

                  (8) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitation of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.

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            (d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

                                    ARTICLE V
                               Officers and Agents

      1. General. The officers of the Corporation shall be a President, Treasurer, and a Secretary. The Board of Directors may appoint such other officers, assistant officers, committees and agents; including a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and-Assistant Treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. All officers shall be natural persons of the age of eighteen (18) years or older. The salaries of all the officers of the Corporation shall be fixed by the Board of Directors. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

      2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

      3. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective.

      Any officer may at any time be removed by the affirmative vote of a majority of the directors, or by a duly authorized executive committee.

      If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Unless otherwise provided by the Board of Directors, an officer appointed to fill a vacancy shall be appointed for the unexpired term of his predecessor in office.

      4. President. The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation a written instrument appointing a proxy or proxies to represent the

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Corporation at, all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. He may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock .and may exercise any and all rights and powers incident to the ownership of said stock except with respect to the sale, transfer, assignment or pledge of said stock, subject however to the instructions, if any, of the Board of Directors. The President shall have custody of the Treasurer's bond, if any.

      5. Vice Presidents. The Vice Presidents, if any, shall assist the President and shall perform such duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice President designated by the Board of Directors or (if there be no such designation) designated in writing by the President shall have the powers and perform. the duties of the President. If no such designation shall be made, all Vice Presidents may exercise such powers and perform such duties.

      6.    Secretary and Assistant Secretaries. The Secretary, if any, shall:
(a) keep the minutes of the proceedings of the shareholders, the Board of Directors and any executive committee; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records of the Corporation; (d) keep at the Corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer .books of the Corporation, unless the Corporation has a transfer agent; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Vice President and Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

      7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts for monies paid in. on account of the Corporation,' and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer, and upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and

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perform such other duties as may be from time to time prescribed by the Board of
Directors or the President. The Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

      8. Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed by the Board of Directors.

                                   ARTICLE VI
                                 INDEMNIFICATION

      1.    Definitions. As used in this Article:

            (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

            (c) "Expenses" includes reasonable attorneys' fees.

            (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

            (e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Article VI, Section 1(a), the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

            (f) "Party" includes a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

            (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      2.    Authority to Indemnify Directors.

            (a) Except as provided in Article VI, Section 2(d), the Corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                  (1) The person conducted himself or herself in good faith; and

                  (2) The person reasonably believed:

                  (A) In the case of conduct in an official capacity with the
            Corporation, that his or her conduct was in the Corporation's best interests; and

                  (B) In all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

                  (3) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Article VI, Section 2(a)(2)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Article VI, Section 2(a)(1).

      (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Article VI, Section 2.

      (d)   The Corporation may not indemnify a director under this Article VI,
Section 2:

            (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

            (2) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

      (e) Indemnification permitted under this Article VI, Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

      3. Mandatory Indemnification of Directors. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

      4.    Advance of Expenses to Directors.

            (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (1) The director furnishes to the Corporation a written
            affirmation of the director's good faith belief that he or she has met the standard of conduct described in Article VI, Section 2.

                  (2) The director furnishes to the Corporation a written
            undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                  (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

            (b) The undertaking required by Article VI, Section 4(a)(2) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

            (c) Determinations and authorizations of payments under this Article VI, Section 4 shall be made in the manner specified in Article VI, Section 6.

      5. Court-Ordered indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

            (a) If it determines that the director is entitled to mandatory indemnification under Article VI, Section 3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

            (b) If it determines that the director is. fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in
      Article VI, Section 2(a) or was adjudged liable in the circumstances described in Article VI, Section 2(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Article VI, Section 2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      6.    Determination and Authorization of Indemnification of Directors.

            (a) The Corporation may not indemnify a director under Article VI,
      Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Article VI, Section 2. The Corporation shall not advance expenses to a director under Article VI, Section 4 unless authorized in the specific case after the written affirmation and undertaking required by
      Article VI, Sections 4(a)(I) and 4(a)(2) are received and the determination required by Article VI, Section 4(a)(3) has been made.

            (b) The determinations required by Article VI, Section 6(a) shall be made:

                  (1) By the Board of Directors by a majority vote of those
            present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                  (2) If a ,quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

            (c) If a quorum cannot be obtained as contemplated in Article VI,
      Section 6(b)(1), and a committee cannot be established under Article VI,
      Section 6(b)(2) if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Article VI, Section 6(a) shall be made:

                  (1) By independent legal counsel selected by a vote of the
            Board of Directors or the committee in the manner specified in
            Article VI, Sections 6(b)(1) or 6(b)(2), or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or

                  (2) By the shareholders.

            (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification . or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

      7.    Indemnification of Officers, Employees, Fiduciaries, and Agents.

            (a) An officer is entitled to mandatory indemnification under
      Article VI, Section 3, and is entitled to apply for court-ordered indemnification under Article VI, Section 5, in each case to the same extent as a director;

            (b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

            (c) The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these Bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its Board of Directors or shareholders or by contract.

      8. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or . who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status es a director, officer, employee, fiduciary, or agent, whether or }iot the Corporation would have power to indemnify the. person against the same liability under Article VI, Sections 2, 3 or 7. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

      9. Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   ARTICLE VII
                                      STOCK

      1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President or a Vice President and the Secretary or an Assistant Secretary. The signatures of the Corporation's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer-agent, or registered by a registrar, other than the Corporation itself, or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

      2. New Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article VII.

      3. Lost and Destroyed Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as the Board may determine before issuing a new certificate.

      4. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to .time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible or in labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

      5. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation, which shall be kept at its principal office or by its duly appointed registrar.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

      The Corporation, under the Colorado Business Corporation Act and Articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of the stock of the Corporation, or any interest therein from time to time issued, and any transfer or transfers of any of the shares of the stock of the Corporation, or any interest therein, shall be made in accordance with and subject to any such restrictions from time to time so imposed.

      6. Shares Held for Account of Another. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

            (a) The classification of shareholders who may certify;

            (b) The purpose or purposes for which the certification may be made;

            (c) The form of certification and information to be contained therein;

            (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

            (e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

      7. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as the Corporation may agree to by a, written instrument.

                                  ARTICLE VIII
                            EXECUTION OF INSTRUMENTS

      1. Execution of Instruments. The President shall have power to execute on behalf and in the name of the Corporation any deed, contract, bond, debenture, note or other obligation or evidence of indebtedness, or proxy, or other instrument requiring the signature of an officer of the Corporation, except where the signing and "execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Board of Directors shall also have the power to execute on behalf and in the name of the Corporation any instrument which the President shall have the power to so execute. Except as provided in Section 5 of Article V herein, unless so authorized, no other officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable for any purpose or in any amount.

      2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories shall be signed by the President, Vice President, Secretary or Treasurer or such officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount or collection, be endorsed by the President, Vice President, Secretary or Treasurer or such officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

      3. Other Corporate Documents. The Board of Directors is expressly authorized to enter into any Agreement which the Board of Directors deems necessary to regulate the Corporation's internal operations. Such agreements may include, without limitation, employment contracts and buy-sell agreements between its key shareholders, officers or employees.

                                   ARTICLE IX
                                   FISCAL YEAR

      1. Fiscal year. The fiscal year of the Corporation shall be such year as shall be adopted by the Board of Directors in its sole discretion.

                                    ARTICLE X
                           CORPORATE BOOKS AND RECORDS

      1. Corporate Books. Except as otherwise required by statute, the books and records of the Corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

                                   ARTICLE XI
                               RECEIPT OF NOTICES

      1. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to- action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:.

            (a) At the registered office of the Corporation in the State of Colorado;

            (b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the Secretary of the. Corporation;

            (c) By the Secretary of the Corporation wherever the Secretary may be found; or

            (d) By any other person authorized from time to time by the Board of Directors, the President, or the Secretary to receive such writings, wherever such person is found.

                                   ARTICLE XII
                                 AMENDED BYLAWS

      1. Amendment of Bylaws. All Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws may be added by the affirmative vote of a majority of a quorum of the members of the Board of Directors at any regular or special meeting.

                                  ARTICLE XIII
                                GENDER AND NUMBER

      1. Construction of Words Denoting Gender and Number. Unless the context requires otherwise, words of one gender may be construed as denoting other genders, words denoting the singular May be construed as denoting the plural, and words of the plural may be construed as denoting the singular, as may be appropriate.

                           AMENDMENT TO THE BY-LAWS OF
                            VICORP RESTAURANTS, INC.

                Adopted by the Board of Directors on May 14, 2001

      A new Article XIV is added as follows:

                                   ARTICLE XIV
                               SPECIAL PROVISIONS

      1     Special Provisions. Notwithstanding any other provisions herein to the contrary, (a) at any time while the Majority BBV Members or the Majority Marathon Members have designated a director or directors on the Corporation's Board of Directors, the majority of the total number of directors required in order to constitute a quorum shall include at least one director designated by the Majority BBV Members who is also an employee of BBV or one of its Affiliates and at least one director designated by the Majority Marathon Members who is also an employee of Marathon or one of its Affiliates; and (b) for any action taken by the directors of the Corporation (including any amendment to these By-Laws), the act of a majority of the directors present at any meeting at which there is a quorum must include the affirmative vote of at least one director designated by the Majority BBV Members who is also an employee of BBV or one of its Affiliates and at least one director designated by the Majority Marathon Members who is also an employee of Marathon or one of its Affiliates. As used in this Section 1, the terms "Affiliates", "BBV", "Marathon", "Majority BBV Members" and "Majority Marathon Members" shall have the respective meanings set forth for such terms in the Limited Liability Company Agreement, dated as of May 14, 2001, of Midway Investors, LLC, as amended and in effect from time to time.

                           SECOND AMENDMENT TO BY-LAWS

                                       OF
                            VICORP RESTAURANTS, INC.

RESOLVED: That the By-Laws of the Corporation be, and hereby are, amended to add a new Section 2 to Article XIV thereof, which provides as follows:

               A new Section 2 to Article XIV is added as follows:

                        MATTERS REQUIRING BOARD APPROVAL.

Notwithstanding any other provisions herein to the contrary, none of the following actions may be taken by the Corporation, or by any officer, director, employee or agent on behalf of the Corporation, unless such action has been approved by the Board of Directors:

      (a) the establishment and modification of the annual budget with respect to income, balance sheets, cash flow, and capital expenditures of the Corporation;

      (b)   except as provided in the annual budget approved pursuant to clause
(a) above, (i) the entering into by the Corporation of any operating lease which requires total payments of more than $50,000 in any fiscal year, (ii) the making of any capital expenditure in excess of $50,000 in the aggregate in any fiscal year and (iii) the sale or any commitment for the sale by the Corporation of any assets or property which have a value of more than $50,000 in the aggregate in any fiscal year (excluding any sales of inventory in the ordinary course of business);

      (c) (i) the issuance, purchase, redemption or repurchase, or determination whether to exercise repurchase rights, of any securities of the Corporation including, without limitation, options and warrants, (ii) the selection of an appraiser for the Corporation in connection with any repurchase of securities from a manager of the Corporation, and (iii) the establishment and terms of, the setting of target levels and the determination of the achievement of such target levels under, and the acceleration of any vesting of rights under, any management equity plan or stock option plan, howsoever characterized, and whether or not the authority for any such action is prescribed to the Board of Directors of the Corporation or any committee thereof under the relevant plan documents;

      (d) the declaration or payment of any dividends or other distributions in respect of the capital of the Corporation;

      (e) the making of an initial public offering of the securities of the Corporation;

      (f) (i) the incurrence by the Corporation of any indebtedness for borrowed money (including, without limitation, the establishment of a line of credit at any bank or other financial institution), other than any indebtedness for borrowed money incurred by the Corporation in connection with its acquisition ("Acquisition Indebtedness") or any trade indebtedness incurred in the ordinary course of business, or (ii) the granting by the

Corporation of any liens on any of its properties or assets except (A) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, (B) landlord's or lessor's liens under leases under which the Corporation is the lessee, (C) liens being contested by the Corporation in good faith by appropriate proceedings, (D) liens which secure any Acquisition Indebtedness, or (E) other liens not consented to, approved by or acquiesced in by the Corporation that are discharged within 90 days after the creation thereof;

      (g) the giving by the Corporation of any guaranties or indemnities in connection with the debt or other obligations of any person or entity;

      (h) the institution or settlement of any lawsuit or other legal proceeding involving a claim by the Corporation of more than One Million Dollars;

      (i) any action to effect the voluntary, or which would precipitate an involuntary, dissolution or winding-up of the Corporation;

      (j) the entering into by the Corporation of any entity which constitutes a partnership or joint venture for tax purposes;

      (k) the creation, modification, amendment or repeal of the charter documents or by-laws of the Corporation, or the formation of any subsidiary of the Corporation;

      (l) the entering into or consummating of any merger or consolidation, or the sale, lease, sublease or other transfer or disposition of all or substantially all of the assets of the Corporation or any capital stock of the Corporation or any subsidiary of the Corporation;

      (m) the acquisition by the Corporation of any stock, indebtedness, obligations or liabilities of, or the acquisition by the Corporation of any division or line of business, or the making by the Corporation of any loans, advances, capital contributions to, any person or entity (other than employee loans or advances individually not to exceed $50,000 and in the aggregate not to exceed $250,000 at any time outstanding);

      (n) (i) the entering into by the Corporation of any transaction with any affiliate on terms more favorable to such affiliate than would have been obtainable on an arms-length basis in the ordinary course of business;

      (o) any amendment or modification of, or the granting of any waiver, or the failure to enforce any of the rights of the Corporation pursuant to any agreement relating to capital stock;

      (p) any amendment or modification of, or the granting of any waiver, or the failure to enforce any of the rights of the Company related to (i) the Revolving Credit and Term Loan Agreement dated as of May 14, 2001, among Midway Investors Holdings, Inc., VICORP Restaurants, Inc., the Lenders, and SunTrust Bank as Administrative Agent ("Credit Agreement"); or (ii) Investment Agreement dated as of May 14, 2001, between

VICORP Restaurants, Inc., Midway Investors Holdings, Inc., the Lenders, and SunTrust Bank as Administrative Agent ("Investment Agreement") or any successor or replacement of such agreements;

      (q) the appointment, replacement, or termination of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Controller (or persons holding equivalent positions), the entry into, termination of, or extension of any term under any employment agreement with any officers, the establishment of, or any material modification to, the amount of annual compensation or similar benefits payable to any of such officers, and the establishment of, the setting of target levels and the determination of the achievement of such target levels under, any bonus plan or incentive compensation to be payable to any of such officers, and the determination to prepay any amounts owed to any of such officers;

      (r)   the appointment and retention of auditors for the Corporation;

      (s) the establishment of any pension, insurance or benefit plan for any employee of the Corporation (including, without limitation, officers and directors liability insurance) whose cost exceeds on an annual basis $150,000;

      (t)   except as provided in the annual budget approved pursuant to clause
(a) above, the entering into by the Corporation of any oral or written contract outside the ordinary course of business which contemplates the payment to or by the Corporation of more than $100,000;

      (u) the establishment and composition of any committee or sub-committee of the Board of Directors of the Corporation; and

      (v) the entering into by the Corporation of any agreement obliging, committing or binding the Corporation to do any thing or take any action referred to in clauses (a) - (u) above.

                              BYLAWS AMENDMENT FOR
                            VICORP RESTAURANTS, INC.

BYLAW AMENDMENT ADOPTED ON JUNE 13, 2003.

      FURTHER RESOLVED, that pursuant to Article II, Section 2 of the By-laws of the Corporation (the "BY-LAWS") that the number of directors of the Corporation is hereby set at seven (7).

BYLAW AMENDMENT ADOPTED ON MARCH 19, 2004

      That Article XIV is hereby deleted in its entirety and that Article VI of the Bylaws is deleted in its entirety and replaced with the:

      "1. Indemnification. Notwithstanding any provision in the Colorado Business Corporation Act ("CBCA"), the Corporation shall not be obligated to indemnify any person who is a party to a proceeding because such person is or was a director or officer of the Corporation. Nothing in this Article shall preclude the Corporation from providing indemnification and advance of expenses to its directors and officers to the fullest extent permitted by the CBCA."